UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2018

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2018, the Board of Directors (the “Board”) of Talos Energy Inc. (the “Company”) adopted the Talos Energy Operating Company LLC Executive Severance Plan (the “Plan”). In addition, the Company expects that each of its executive officers and certain other management employees will enter into participation agreements pursuant to the Plan in which they will (i) agree to terminate their employment agreement with Talos Energy Operating Company LLC, to the extent they are a party to such an agreement, provided that certain confidentiality, non-competition, and non-solicitation covenants included in the employment agreement will survive such termination and (ii) become eligible to receive the severance benefits provided for under the Plan, pursuant to the terms and conditions of the Plan.

Upon a termination without “cause” or a resignation for “good reason” (in each case, as defined in the Plan), participants in the Plan will be eligible to receive the following benefits:

•	a lump sum cash payment equal to 1.5 (or 2.0 in the case of the Chief Executive Officer of the Company) times the participant’s annualized base salary then in effect;

•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives;

•	a pro-rated bonus for the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives; and

•

partially subsidized continuation coverage for the participant and his or her spouse and eligible dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for 18 months (or 24 months in the case of the Chief Executive Officer of the Company), unless such coverage is earlier terminated in accordance with the terms of the Plan.

Additionally, if a participant’s employment with the Company terminates as a result of his or her death or “disability” (as defined in the Plan), then the participant will be eligible to receive the following benefits:

•	any earned but unpaid bonus for the year preceding the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives; and

•	a pro-rated bonus for the year of termination based on the Company’s actual performance, paid at the time such bonuses are paid to executives.

In order to receive any of the foregoing severance benefits under the Plan, a participant must timely execute (and not revoke) a release of claims in favor of the Company and its affiliates. Further, the Plan requires continued compliance with certain confidentiality, non-solicitation and non-disparagement covenants. If the severance benefits under the Plan would trigger an excise tax for a participant under Section 4999 of the Internal Revenue Code of 1986, as amended, the Plan provides that the participant’s severance benefits will be reduced to a level at which the excise tax is not triggered, unless the participant would receive a greater amount without such reduction after taking into account the excise tax and other applicable taxes.

The foregoing description of the Plan and the participation agreements thereunder is not complete and is qualified in its entirety by reference to the full text of the Plan and the form of such participation agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Talos Energy Operating Company LLC Executive Severance Plan.

10.2	Form of Participation Agreement pursuant to the Talos Energy Operating Company LLC Executive Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2018

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary

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